EXHIBIT 10.1
                                                                    ------------


                              AGREEMENT OF SUBLEASE

            THIS AGREEMENT OF SUBLEASE (this "Sublease"), made effective as of the 1st day of September, 2008 between WESTERN POWER & EQUIPMENT CORP., an Oregon corporation ("Sublandlord"), and CASE DEALER HOLDING COMPANY LLC, a Delaware limited liability company ("Subtenant").

                               W I T N E S E T H:

            WHEREAS, Sublandlord is tenant under a certain Commercial Lease dated July 1, 2006 (the "Prime Lease") with McLain-Rubin Realty Company II, L.L.C. ("Prime Landlord") of the land and improvements located at 6407-B N.E. 117th Avenue, Vancouver, Washington (the "Premises"); a copy of the Prime Lease as in effect on the date hereof is attached hereto and made a part hereof as Exhibit A; and

            WHEREAS, Sublandlord and Subtenant are parties to that certain Assets Sale and Purchase Agreement dated June 20, 2008 (the "Purchase Agreement"), which Purchase Agreement provides by its terms that Sublandlord, as a condition to Closing, will cause Prime Landlord (its affiliate) to enter into a new lease agreement with Subtenant (capitalized terms used herein and not defined shall have the meanings given them in the Purchase Agreement); and

            WHEREAS, Sublandlord has requested that, in lieu of a new lease, Subtenant enter into this Sublease, and Subtenant has agreed to enter into this Sublease, on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, intending to be legally bound, the parties agree as follows:

            1. Sublease of Premises. Sublandlord hereby subleases the Premises to Subtenant for the Term (as hereinafter defined) subject to the terms, conditions and covenants set forth in this Sublease. The initial term of this Sublease (the "Initial Term") shall commence on the date hereof and shall end, without the necessity of any further action by either party, on February 28, 2009; provided that, Subtenant shall have the option to renew this Sublease for one additional six (6) month period (the "Extended Term") by giving Sublandlord written notice thereof at least ninety (90) days prior to the expiration of the Initial Term. The Initial Term together with, if applicable, the Extended Term, is/are hereinafter referred to as the "Term." Subject to the conditions of
Section 8 of the Prime Lease, upon expiration of the Term Subtenant shall surrender the Premises to Sublandlord in substantially the same condition as at the commencement of this Sublease, reasonable wear and tear excepted. Subtenant shall also return all keys to the Premises.

            2. Rent. During the Term, Subtenant shall pay to Sublandlord an amount equal to $14,000 per month (the "Rent"), at such times as the terms of the Prime Lease specify with respect to the payment of Base Rent (as defined therein), with the understanding that Sublandlord will remit such payments to the Prime Landlord in satisfaction of rental payment obligations under the Prime Lease. In addition, Subtenant shall reimburse Sublandlord for that portion of insurance costs, property taxes and utility charges incurred by Sublandlord under

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Sections 6.2, 7.1, 7.5 and 7.6, respectively, of the Prime Lease, attributable to the period of Subtenant's occupancy of the Premises (hereinafter, "Additional Rent").

            3. Prime Lease.

            a. This Sublease and all of the rights of Subtenant hereunder are expressly subject and subordinate to all of the terms and conditions of the Prime Lease, and all mortgages to which the Prime Lease is subordinate, and during the Term Subtenant shall be entitled to all of the rights and benefits of Sublandlord as tenant thereunder. Notwithstanding the foregoing, Subtenant is not hereby assuming any payment or indemnification obligations of Sublandlord under the Prime Lease and is not hereby agreeing to perform or comply with any of Sublandlord's obligations thereunder, other than the obligation to pay the Rent as provided in Section 2 hereof, and to use the Premises in a manner consistent with Sections 3.1, 3.2, 3.3, 3.4(b), 3.4(c), 3.4(e), 5.1, 13, 14,
15.3, 16.8 and16.10 of the Prime Lease. During the Term, Sublandlord shall continue to be responsible for all other obligations of tenant under the Prime Lease, and shall indemnify and hold Subtenant harmless with respect thereto.

            b. Except as otherwise provided in this Section or elsewhere in this Sublease, all of the terms, covenants, conditions and definitions of the Prime Lease are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein.

            4. Indemnification. Subtenant shall indemnify and hold Sublandlord harmless from and against any damages, loss or liability (including Sublandlord's reasonable attorney's fees) arising from or in connection with Subtenant's possession, operation, use or occupation of the Premises, if and to the extent not covered by insurance. In connection therewith, Sublandlord shall cause Subtenant to be named as an additional insured on all policies maintained by Sublandlord under Section 6.2 of the Prime Lease.

            5. Miscellaneous.

            a. This Sublease may be executed in counterparts, which taken together shall constitute a single document.

            b. This Sublease shall be governed by, and construed in accordance with, the laws of the State of Washington.

            c. This Sublease may only be amended in a writing signed by both parties hereto.

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            IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

                                        WESTERN POWER & EQUIPMENT CORP.


                                        By: /s/ C. Dean McLain
                                            ---------------------------
                                            Title: President

                                        CASE DEALER HOLDING COMPANY LLC


                                        By: /s/ James Hasler
                                            ---------------------------
                                            Title: CEO and President


                           ACKNOWLEDGEMENT AND CONSENT

            The undersigned, intending to be legally bound, hereby consents to the foregoing Sublease, acknowledges and agrees to the provisions of Section 3(a) thereof, and agrees with the Subtenant that for so long as it continues to pay Rent and Additional Rent and to comply in all material respects with the provisions of the Prime Lease specifically enumerated in Section 3(a) of the Sublease, Subtenant shall be entitled to the quiet enjoyment of the Premises through the Term. Capitalized terms used herein shall have the meaning giving them in the Sublease.


                                        McLAIN-RUBIN REALTY COMPANY II, L.L.C.

                                        By: /s/ C. Dean McLain
                                            ------------------------------
                                            Title: Manager





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                                    EXHIBIT A

                               COPY OF PRIME LEASE